EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-70085, 333-88038, 333-115990, 333-118559 and 333-164348 on Form S-3 and Registration Statements No. 333-68755, 333-69385, 333-84187, 333-91347, 333-92437, 333-32448, 333-37918, 333-39184, 333-42498, 333-42728, 333-48224, 333-48262, 333-44094, 333-54646, 333-54672, 333-68724, 333-70420, 333-73858, 333-86838, 333-86868, 333-97539, 333-111211, 333-113395, 333-113596, 333-113399, 333-113595, 333-115983, 333-121284, 333-121285, 333-121286, 333-123356, 333-129676, 333-129679, 333-130209, 333-139546, 33-139547, 333-139548, 333-149038, 333-149039 and 333-149043 on Form S-8 of our reports dated November 8, 2010, relating to the consolidated financial statements and financial statement schedule of Conexant Systems, Inc., and the effectiveness of Conexant Systems, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Conexant Systems, Inc. for the year ended October 1, 2010.

/s/  DELOITTE & TOUCHE LLP

Costa Mesa, California
November 8, 2010